SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

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|_|  Preliminary Proxy Statement            |_|   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12


                                  TRW INC.
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              (Name of Registrant as Specified in Its Charter)


                               Not Applicable
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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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CERTAIN ADDITIONAL SUPPLEMENTAL INFORMATION

         In connection with the engagement of Goldman, Sachs & Co. ("Goldman Sachs") and Credit Suisse First Boston Corporation ("CSFB") as financial advisors, TRW anticipates that employees of each of Goldman Sachs and CSFB may communicate in person, by telephone or otherwise with certain institutions, brokers or other persons who are TRW shareholders for the purpose of assisting in the solicitation of proxies for the annual meeting of shareholders. Although neither Goldman Sachs nor CSFB admits that it or any of its directors, officers, employees or affiliates is a "participant", as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, or that
Schedule 14A requires the disclosure of certain information concerning them, Steven M. Heller (Managing Director), David Baum (Managing Director), Gregory Lee (Managing Director), John Shaughnessy (Managing Director) and Mark Florian (Vice President) in each case of Goldman Sachs, and Lawrence Hamdan (Managing Director), Gerald Lodge (Managing Director), Robert Mann (Managing Director), Craig Oxman (Managing Director) and Jonathan Rouner (Managing Director) in each case of CSFB may assist TRW in the solicitation of proxies for the annual meeting.